November 27, 2009

Dear Shareholder,

On December 18, 2009 CIB Marine Bancshares, Inc. will hold an informational teleconference for our shareholders. There were many important developments at the company in 2009. We believe it is important to provide as much information as we can to our shareholders and encourage you to participate in this teleconference.

The date, time and conference call information for the meeting are as follows:

Date: Friday, December 18, 2009
Time: 11:00 AM, central time
Teleconference: [redacted]
Conference ID: [redacted]
Program Title: [redacted]

We will provide a general update on the status of the company and the bank, as well as discuss the current status of our efforts to restructure the company’s debt and our plans for the company going forward. Similar to previous informational meetings, we will also answer questions submitted in advance by our shareholders.

At this time, the company is in the implementation stage of its plan of reorganization that it filed in Federal Bankruptcy Court in September 2009. The plan was filed after we had received approval for it from the required number of our trust preferred securities holders. Pursuant to the plan, we will restructure our debt securities while preserving the ownership interests of our common shareholders. The process was long and unprecedented and we were pleased to announce a few weeks ago that the court confirmed the plan. For more information on the trust preferred securities restructuring, as well as the financial results of the company for the third quarter of 2009, we encourage you to read our Quarterly Report on Form 10-Q for the period ended September 30, 2009 on our website (www.cibmarine.com).

Throughout this process, our focus has been on preserving as much value as possible for our shareholders and to position the company to seek a merger partner in the future that will provide the maximum benefit to you. To our knowledge, we are the first bank holding company to accomplish this type of debt restructuring without impairing the interests of the common shareholders. While the road to returning to profitability remains difficult in the current economic environment, we have overcome a significant obstacle to our recovery by removing the burden of the trust preferred securities. We now look forward to emerging from the chapter 11 process and want to share our vision for the company going forward with our shareholders.

As a result of the timing of the plan of reorganization, the company was unable to hold an annual shareholder meeting in 2009. We had hoped to hold an annual meeting in late 2009 if we were able to emerge from chapter 11 in time to solicit proxies. Unfortunately, it has become clear that we will not have sufficient time to solicit proxies and hold an annual shareholder meeting prior to the end of 2009. Accordingly, we will need to wait until our 2009 Annual Report on Form 10-K has been filed with the Securities and Exchange Commission before we can schedule our next annual meeting of shareholders, which we expect to hold in late spring of 2010. As such, the teleconference on December 18 is an informational meeting of our shareholders, and not a formal annual meeting. No matters will be voted upon at the December 18 meeting.

We are sure that you have many questions about the company and we would like to address them during the teleconference. You may submit your questions in advance to Ms. Elizabeth Neighbors, Investor Relations Manager, via telephone at (262) 695-6010, via facsimile at (262) 695-8319, or via email to shareholderrelations@cibmarine.com. Please submit all questions no later than 5:00 pm, central time, Wednesday, December 16, 2009.

Written materials which you may want to reference during the teleconference will be available on the company website (www.cibmarine.com) prior to the teleconference. If you have any other inquiries about the teleconference please contact Ms. Neighbors at the phone number listed above.

Sincerely,

John P. Hickey, Jr.
President and CEO

This letter contains forward-looking information. Actual results could differ materially from those indicated by such information. Information regarding risk factors and other cautionary information is available in Item 1A of CIB Marine’s Annual Report on Form 10-K for the period ended December 31, 2008, and updated in Item 1A of Part II of CIB Marine’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.